UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011
ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan	48393

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 960-9009
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 16, 2011, Rockwell Medical Technologies, Inc. (the “Company”) entered into a Products Purchase Agreement (the “Purchase Agreement”) with DaVita Inc. (the “Purchaser”), the Company’s largest customer, which supersedes the prior agreement between the Company and the Purchaser. The Purchase Agreement provides for a commitment by Purchaser to purchase the Company’s dialysate products upon specified terms and conditions until December 31, 2013 (the “Initial Term”), unless sooner terminated in accordance with the Purchase Agreement. If, upon expiration of the Initial Term, the parties have not completed an extension or a new purchase agreement, the Purchase Agreement will continue in effect until terminated by either party with 90 days written notice or until the completion of an extension or new purchase agreement.
In connection with the execution of the Purchase Agreement, the Company agreed to provide Purchaser with a warrant to purchase up to 100,000 shares of the Company’s common stock. The warrant has an exercise price of $10.25, equal to one hundred ten percent of the closing bid price per share of the Company’s common stock as quoted on NASDAQ on February 15, 2011, and may be exercised for cash or by using a cashless net exercise methodology. The Warrant will expire at the earlier of (i) March 31, 2014 or (ii) termination of the Purchase Agreement by the Company. The Warrant will become exercisable on January 1, 2014, unless it expires before it becomes exercisable. The Warrant generally may not be transferred other than in connection with a transfer of the Purchase Agreement
The foregoing does not purport to be a complete description of the terms of the Purchase Agreement or the Warrant and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed by the Company with a subsequent report, and the Warrant, a copy of which is attached hereto as Exhibit 4.13 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is incorporated herein by reference.
Based upon the representations and warranties of the Purchaser, including but not limited to representations that Purchaser is acquiring the Warrant for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), and that Purchaser is a financially sophisticated and accredited investor which had access to information relating to the Company, and because the Warrant was sold in a manner not involving general solicitation or advertising and is subject to customary restrictions on transfer, the offer and sale of the Warrant were made pursuant to the exemption from securities registration afforded by Section 4(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is furnished herewith:

Exhibit number	Exhibit Description
4.13	Warrant dated February 16, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: February 22, 2011	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer